PROSPECTUS SUPPLEMENT                                         File No. 333-52822
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus
dated January 24, 2001)
Prospectus number:      2175



                             Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes



Principal Amount:  $250,000,000       Original Issue Date:    November 20, 2001

CUSIP Number:      59018Y KS9         Stated Maturity Date:   November 20, 2002


Day Count Convention:
---------------------
[X]  Actual/360

[ ]  30/360

[ ]  Actual/Actual



Initial Interest Rate:   2.40000%


Interest Reset Dates:      Not Applicable


Interest Payment Dates:    At Maturity


Repayment at the
Option of the Holder:      The Notes cannot be repaid prior to the Stated
                           Maturity Date.


Redemption at the
Option of the Company:     The Notes cannot be redeemed prior to the Stated
                           Maturity Date.


Form: The Notes are being issued in fully registered book-entry form.


Trustee:                   The Chase Manhattan Bank


Dated:                     November 15, 2001